UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 9, 2011

CARPENTER TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5828	23-0458500
(State of or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

P.O. Box 14662 Reading, Pennsylvania		19612-4662
(Address of principal executive offices)		(Zip Code)

(610) 208-2000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events.

On August 8, 2011, Carpenter Technology Corporation (NYSE: CRS) announced that it and Latrobe Specialty Metals, Inc. each received a request for additional information from the U.S. Federal Trade Commission (FTC) in connection with Carpenter’s pending acquisition of Latrobe. The request for information from the FTC, commonly referred to as a “Second Request,” is part of the regulatory process under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (HSR).

The parties intend to respond expeditiously to this request and to continue to work cooperatively with the FTC to obtain HSR clearance as promptly as possible. The Second Request extends the HSR waiting period until 30 days after the parties have substantially complied with the Second Request unless that period is extended voluntarily by the parties or terminated sooner by the FTC.

Closing of the transaction remains subject to the expiration or termination of the HSR waiting period and satisfaction of other customary closing conditions.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter’s filings with the Securities and Exchange Commission including its annual report on Form 10-K for the year ended June 30, 2010 and the quarterly reports on Form 10-Q for the quarters ended September 30, 2010, December 31, 2010 and March 31, 2011 and the exhibits attached to those filings. They include but are not limited to: (1) the parties’ expectations with respect to the synergies, costs and other anticipated financial impacts of the transaction could differ from actual synergies realized, costs incurred and financial impacts experienced as a result of the transaction; (2) the possibility that the transaction is delayed or does not close, including, without limitation, due to the failure to receive any required regulatory approvals or the failure to satisfy any closing condition, (3) the taking of governmental action (including the passage of legislation) to block the transaction; (4) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, industrial, automotive, consumer, medical, and energy, or other influences on Carpenter’s business such as new competitors, the consolidation of competitors, customers, and suppliers or the transfer of manufacturing capacity from the United States to foreign countries;5) the ability of Carpenter to achieve cost savings, productivity improvements or process changes; 6) the ability to recoup increases in the cost of energy, raw materials, freight or other factors; 7) domestic and foreign excess manufacturing capacity for certain metals; 8) fluctuations in currency exchange rates; 9) the degree of success of government trade actions; 10) the valuation of the assets and liabilities in Carpenter’s pension trusts and the accounting for pension plans; 11) possible labor disputes or work stoppages; 12) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; 13) the ability to successfully acquire and integrate acquisitions; 14) the availability of credit facilities to Carpenter, its customers or other members of the supply chain; 15) the ability to obtain energy or raw materials, especially from suppliers located in countries that may be subject to unstable political or economic conditions; 16) our manufacturing processes are dependent upon highly specialized equipment located primarily in one facility in Reading, Pennsylvania for which there may be limited alternatives if there are significant equipment failures or catastrophic event; and 17) our future success depends on the continued service and availability of key personnel, including members of our executive management team, management, metallurgists and other skilled personnel and the loss of these key personnel could affect our ability to perform until suitable replacements are found. Any of these factors could have an adverse and/or fluctuating effect on Carpenter’s results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Carpenter undertakes no obligation to update or revise any forward-looking statements.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARPENTER TECHNOLOGY CORPORATION

By	/s/ James D. Dee
James D. Dee
Vice President, General Counsel and Secretary

Date: August 9, 2011